PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Media Relations
+1 331-777-6187
mediarelations@univar.com

Univar Reports 2018 Fourth Quarter and Full Year Financial Results; Issues Guidance for First Quarter 2019 and Full Year

DOWNERS GROVE, Ill., Feb. 8, 2019 -- Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredients distributor and provider of value-added services, announced today its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2018.

As previously announced, Univar has established a special meeting date of February 27, 2019 to consider and vote on the proposals necessary to complete its previously announced acquisition of Nexeo Solutions, Inc. (“NASDAQ: NXEO) (“Nexeo Solutions”). Subject to customary closing conditions, including approval by certain regulatory authorities and approval of the transaction by Univar shareholders, the transaction is expected to be completed in the first quarter of 2019. The transaction has received regulatory approvals from the U.S., the EU, and Canada.

Upon completion of the merger, Univar intends to hold a webcast with investors to discuss its recent business results for 2018 and pro-forma 2019 guidance for the combined entities. The webcast will be accessible on the Investor Relations section of Univar's website at https://investor.univar.com.

Fourth Quarter 2018 Highlights

•
Univar reported net income of $1.2 million, or $0.01 per share, compared to net income of $27.0 million, or $0.19 per share in the prior year fourth quarter. Net income in the current year fourth quarter included a non-cash, pension mark-to-market loss of $34.2 million or $0.18 per share, and $15.1 million or $0.09 per share for acquisition and integration related expenses.

•	Adjusted earnings per share of $0.33 and Adjusted EBITDA of $144.0 million were essentially flat with the prior year.

•	Univar improved its leverage ratio to 3.5x from 4.1x in the prior year fourth quarter reflecting growth in Adjusted EBITDA and a $169.8 million reduction in net debt.

Full Year 2018 Financial, Operating and Strategic Highlights

•	Univar reported net income of $172.3 million, or $1.21 per share, compared to net income of $119.8 million, or $0.85 per share in the prior year.

•	Adjusted earnings per share increased 16.5 percent to $1.62 per share from $1.39 per share in the prior year.

•	Consolidated gross margin expanded by 10 basis points, improving gross profit by $94.6 million, or 5.2 percent compared to the prior year.

•	Adjusted EBITDA grew 7.8 percent to $640.4 million, and Adjusted EBITDA margin expanded 20 basis points to 7.4 percent from the prior year.

•
Adjusted EBITDA and Adjusted EBITDA margin increased in all operating segments with the exception of Canada, which was challenged by a second year of adverse weather conditions, impacting the Company's agriculture business.

•	Improved USA sales force execution resulted in USA volume growth for the first time since 2014.

•	Announced the acquisition of Nexeo Solutions, accelerating transformation and growth.

•	Reduced leverage ratio to 3.5x Net Debt / Adjusted EBITDA, strengthening the balance sheet.

“We continued to improve on our global execution in the fourth quarter despite challenges in Canada and softer than forecasted demand from most industrial end markets,” said David Jukes, president and chief executive officer. “In particular, improved sales force and operational execution in our USA segment drove Adjusted EBITDA growth in a quarter when customer demand and purchasing behavior was dampened by macroeconomic uncertainty.”

“We remain focused on our strategic growth priorities,” Jukes continued, “Including our ongoing USA transformation and progress toward the close of our Nexeo acquisition, which we expect will significantly enhance and accelerate our ability to grow and drive shareholder value. We are confident our strategy is working and is positioning Univar for long-term, sustainable growth.”

Company Performance

The results of Univar’s operating performance are described below and, unless otherwise indicated, are a comparison of fourth quarter 2018 results with fourth quarter 2017 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

Univar Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
(in millions)	2018	2017	$ change	% change	% change excl. currency

External Net Sales
USA	$1,161.5	$1,130.1	$31.4	2.8%	2.8%
Canada	264.5	271.9	(7.4)	(2.7)%	2.3%
EMEA	452.8	460.9	(8.1)	(1.8)%	3.4%
Rest of World	92.4	96.3	(3.9)	(4.0)%	4.5%
Total Consolidated Net Sales	$1,971.2	$1,959.2	$12.0	0.6%	2.9%

Gross Profit
USA	$268.2	$260.2	$8.0	3.1%	3.1%
Canada	51.5	58.1	(6.6)	(11.4)%	(7.2)%
EMEA	104.0	104.6	(0.6)	(0.6)%	4.3%
Rest of World	20.6	22.0	(1.4)	(6.4)%	3.2%
Total Consolidated Gross Profit (1)	$444.3	$444.9	$(0.6)	(0.1)%	2.0%

Adjusted EBITDA
USA	$88.6	$86.5	$2.1	2.4%	2.4%
Canada	21.4	27.8	(6.4)	(23.0)%	(19.1)%
EMEA	30.8	30.4	0.4	1.3%	7.9%
Rest of World	7.3	7.8	(0.5)	(6.4)%	3.8%
Other (2)	(4.1)	(6.4)	2.3	35.9%	35.9%
Total Consolidated Adjusted EBITDA	$144.0	$146.1	$(2.1)	(1.4)%	1.1%

(1)	Gross profit is calculated by deducting cost of goods sold (exclusive of depreciation), from net sales.

(2)	Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights for the Fourth Quarter 2018

USA – Adjusted EBITDA increased 2.4 percent to $88.6 million, which was the eighth consecutive quarter of growth. USA segment sales increased 2.8 percent on volumes that were equal to prior year primarily due to cautious buying behavior from customers throughout the quarter. The Company saw weak demand in October, followed by a small improvement in November, only to see demand soften again in December. Gross margin expanded 10 basis points to 23.1 percent reflecting continued margin management and improving execution, despite an unfavorable shift in product mix and out-performance in bulk commodity chemicals. Adjusted EBITDA margin decreased 10 basis points to 7.6 percent largely due to higher freight expense as a percentage of sales resulting from a higher mix of bulk chemical business. Excluding the impact of increased bulk chemical business on mix, outbound freight expense would have decreased as a percentage of sales.

Canada – Soft demand in Western Canada energy markets and persistent challenges in the weather-impacted agriculture business negatively effected results for the Canada segment. Gross margin decreased 190 basis points to 19.5 percent as a result of lower margins on certain commodity chemicals and agrochemical products. Adjusted

EBITDA decreased 23.0 percent to $21.4 million, and Adjusted EBITDA margin decreased 210 basis points to 8.1 percent.

EMEA – Continued double digit growth in the segment's Focused Industries line of business and favorable product mix drove 7.9 percent Adjusted EBITDA growth, excluding the impact of currency, despite signs of economic uncertainty. Gross margin increased 30 basis points to 23.0 percent and Adjusted EBITDA margin expanded 20 basis points due to improved mix and effective cost management.

Rest of World – Strong performance in Mexico was offset by softness, particularly late in the quarter, in Brazil. Adjusted EBITDA grew 3.8 percent on a currency neutral basis, but fell 6.4 percent to $7.3 million on a reported basis reflecting the change in foreign exchange rates. Gross margin decreased 50 basis points to 22.3 percent and Adjusted EBITDA margin decreased 20 basis points to 7.9 percent as a result of lower margins on certain products.

Outlook

The following is an overview of management's expectations for Univar's financial performance for the first quarter and full year 2019 on a stand-alone basis. Upon completion of the Nexeo Solutions acquisition, Univar will issue pro-forma 2019 guidance for the combined Company.

For the full year 2019, on a stand-alone basis, Univar expects to generate Adjusted EBITDA roughly equal to its results for 2018 of $640.4 million. The Company expects a significant increase in Free Cash Flow from $195.3 million in 2018 to $250 million to $300 million.
In developing this guidance, Univar made the following assumptions:
Macroeconomic environment:

•	Slower industrial production growth, down from the historical projections of one to two percent growth.

•	Canadian agriculture business improvement of approximately $5 million in Adjusted EBITDA, following an adverse, weather-impacted year.
Operating improvements:

•
Continued improvement in sales force efficiency and win/loss ratio. The sales force continues to show positive signs of improvement and the Company remains confident in its ability to drive an increase in efficiency through its ongoing sales force transformation and training programs. However, this improvement will be challenged by an uncertain demand environment.

•	Growth from new supplier authorizations, though somewhat reduced from earlier expectations due to economic uncertainty.

•	Continued operating expense productivity gains in logistics and warehousing, keeping operating costs flat as a percentage of sales from the prior year.

•	Strong free cash flow growth, including the following assumptions:

◦	Capital expenditures of $90 million; pension contributions of $35 million; cash taxes of $60 million; and working capital investment of $0 to $50 million.
Challenges:

•	Foreign currency translation is expected to lower 2019 Adjusted EBITDA by approximately $13 million.

•	Income tax rate for Adjusted EPS of 30.5%, slightly higher than 2018.

•	A previously reported one-time favorable product cost and other adjustments in the USA segment of approximately $8 million from the first quarter of 2018, which will not reoccur in 2019.

•	Limited improvement in freight / transportation costs.

Univar expects the first quarter of 2019 to be the weakest quarter of the year, impacted by the following factors:

•	Foreign currency translation is expected to lower Adjusted EBITDA by approximately $6 million in the first quarter.

•
A previously reported one-time favorable product cost and other adjustments in the USA segment of approximately $8 million from the first quarter of 2018, which will not reoccur in the first quarter of 2019.

•	Continued softness in global industrial markets.
As a result, for the first quarter of 2019, the Company expects to generate Adjusted EBITDA of $140 million to $145 million and Adjusted EPS(1) of $0.27 - $0.29.

Above assumptions are specific to Univar on a stand-alone basis, excluding business results and one-time integration and deal costs associated with the Nexeo Solutions acquisition.

(1) Refer to "Use of Non-GAAP Measures" for additional information on Adjusted earnings per share.

Gross Profit, Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of gross profit, which it defines as net sales less cost of goods sold (exclusive of depreciation), gross margin, which it defines as gross profit divided by external net sales as well as Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, loss on extinguishment of debt, other operating expenses (income), net (which primarily consists of acquisition and integration related expenses, employee stock-based compensation expense, restructuring charges, other employee termination costs, business optimization, and other unusual or non-recurring expenses), and other (expense) income, net (which primarily consists of pension mark to market adjustments, gains and losses on foreign currency transactions and undesignated derivative instruments, ineffective portion of cash flow hedges, debt refinancing costs, non-operating retirement benefits, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA conversion ratio is Adjusted EBITDA as a percentage of Gross Profit. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations;

•
Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses and therefore more closely measures our operational performance;

•	The Company uses Adjusted EBITDA in setting performance incentive targets in order to align performance measurement with operational performance; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense and non-operating retirement benefits.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. These financial measures include gross profit (exclusive of depreciation), gross margin (exclusive of depreciation), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted earnings per share. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules B and E.

The Company's management has provided Adjusted earnings per share guidance which excludes certain nonrecurring costs and expenses. While the Company expects that these nonrecurring costs and expenses will occur in the future, due to the uncertain nature and variability of these items, such as market changes affecting our defined benefit plans and foreign currency movements, it is not possible at this time, without unreasonable efforts, to estimate the amount or significance of these nonrecurring costs and expenses that may be included in projected GAAP earnings per share. The Company's management believes that these nonrecurring costs and expenses are not representative of the Company's underlying business performance and that Adjusted earnings per share provides the best estimate of future performance.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Disclaimer
This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information and Where to Find it
In connection with the proposed transaction between Univar and Nexeo, Univar has filed a registration statement on Form S-4, that contains a prospectus and a proxy statement for Univar and consent solicitation statement for Nexeo (the "prospectus/joint proxy and consent solicitation statement"). The registration statement was declared effective by the SEC on January 29, 2019. INVESTORS AND SECURITY HOLDERS OF UNIVAR AND NEXEO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROSPECTUS/JOINT PROXY AND CONSENT SOLICITATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. In connection with the proposed transaction, a definitive prospectus/joint proxy and consent solicitation statement was sent to the shareholders of Univar and Nexeo on or about January 29, 2019. Investors and security holders may also obtain copies of the prospectus/joint proxy and consent solicitation statement as well as other filings containing information about Univar and Nexeo, without charge, at the SEC's website, http://www.sec.gov. Copies of the documents filed with the SEC by Univar are available free of charge within the investor relations section of Univar's website at www.univar.com. Copies of the documents filed with the SEC by Nexeo are available free of charge within the investor relations section of Nexeo's website at www.nexeosolutions.com.

Participants in the Solicitation
Univar, Nexeo and each of their directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from Univar's shareholders and consents from Nexeo's shareholders in respect of the proposed transaction between Univar and Nexeo. Information regarding Univar's directors and executive officers is contained in Univar's proxy statement for its 2018 annual meeting, which was filed with the SEC on March 20, 2018. Information regarding Nexeo's directors and executive officers is contained in Nexeo's proxy statement for its 2018 annual meeting, which was filed with the SEC on December 14, 2017. Investors and security holders may obtain additional information regarding the interests of such participants by reading the definitive prospectus/joint proxy and consent solicitation statement when it becomes available, which may be obtained as described in the paragraphs above.

###

Univar Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions, except per share data)	2018	2017	2018	2017
Net sales	$1,971.2	$1,959.2	$8,632.5	$8,253.7
Cost of goods sold (exclusive of depreciation)	1,526.9	1,514.3	6,732.4	6,448.2
Operating expenses:
Outbound freight and handling	79.8	74.3	328.3	292.0
Warehousing, selling and administrative	220.5	224.5	931.4	919.7
Other operating expenses, net	36.5	(0.4)	73.5	55.4
Depreciation	31.4	32.5	125.2	135.0
Amortization	13.6	15.4	54.3	65.4
Total operating expenses	$381.8	$346.3	$1,512.7	$1,467.5
Operating income	$62.5	$98.6	$387.4	$338.0
Other (expense) income:
Interest income	0.5	1.4	3.2	4.0
Interest expense	(33.8)	(39.4)	(135.6)	(152.0)
Loss on extinguishment of debt	(0.1)	(3.0)	(0.1)	(3.8)
Other (expense) income, net	(35.7)	3.0	(32.7)	(17.4)
Total other expense	$(69.1)	$(38.0)	$(165.2)	$(169.2)
(Loss) income before income taxes	(6.6)	60.6	222.2	168.8
Income tax (benefit) expense	(7.8)	33.6	49.9	49.0
Net income	$1.2	$27.0	$172.3	$119.8
Income per common share:
Basic	$0.01	$0.19	$1.22	$0.85
Diluted	0.01	0.19	1.21	0.85
Weighted average common shares outstanding:
Basic	141.4	140.7	141.2	140.2
Diluted	142.2	141.8	142.2	141.4

Univar Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$121.6	$467.0
Trade accounts receivable, net	1,094.7	1,062.4
Inventories	803.3	839.5
Prepaid expenses and other current assets	169.1	149.6
Total current assets	$2,188.7	$2,518.5
Property, plant and equipment, net	955.8	1,003.0
Goodwill	1,780.7	1,818.4
Intangible assets, net	238.1	287.7
Deferred tax assets	24.8	22.8
Other assets	84.3	82.3
Total assets	$5,272.4	$5,732.7
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$8.1	$13.4
Trade accounts payable	925.4	941.7
Current portion of long-term debt	21.7	62.0
Accrued compensation	93.6	100.7
Other accrued expenses	285.8	301.6
Total current liabilities	$1,334.6	$1,419.4
Long-term debt	2,350.4	2,820.0
Pension and other postretirement benefit liabilities	254.4	257.1
Deferred tax liabilities	42.9	35.4
Other long-term liabilities	98.4	110.7
Total liabilities	$4,080.7	$4,642.6
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of December 31, 2018 and 2017	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 141.7 million and 141.1 million shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1.4	1.4
Additional paid-in capital	2,325.0	2,301.3
Accumulated deficit	(761.5)	(934.1)
Accumulated other comprehensive loss	(373.2)	(278.5)
Total stockholders’ equity	$1,191.7	$1,090.1
Total liabilities and stockholders’ equity	$5,272.4	$5,732.7

Univar Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2018	2017	2018	2017
Operating activities:
Net income	$1.2	$27.0	$172.3	$119.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.0	47.9	179.5	200.4
Amortization of deferred financing fees and debt discount	1.8	2.0	7.6	7.9
Amortization of pension cost (credit) from accumulated other comprehensive loss	2.6	—	2.7	(0.2)
Loss on extinguishment of debt	0.1	3.0	0.1	3.8
Loss (gain) on sale of property, plant and equipment and other assets	2.0	(11.3)	2.0	(11.3)
Deferred income taxes	(6.1)	15.7	2.8	11.7
Stock-based compensation expense	3.0	3.7	20.7	19.7
Other	1.5	(0.5)	0.7	(0.7)
Changes in operating assets and liabilities:
Trade accounts receivable, net	154.2	139.8	(62.1)	(58.5)
Inventories	26.3	(49.2)	14.4	(47.7)
Prepaid expenses and other current assets	(6.0)	6.7	(19.3)	(8.7)
Trade accounts payable	16.6	(4.5)	9.3	53.6
Pensions and other postretirement benefit liabilities	17.2	(17.2)	(15.4)	(51.8)
Other, net	33.1	83.7	(25.4)	44.6
Net cash provided by operating activities	$292.5	$246.8	$289.9	$282.6
Investing activities:
Purchases of property, plant and equipment	$(34.7)	$(24.7)	$(94.6)	$(82.7)
Proceeds from sale of property, plant and equipment and other assets	5.8	26.0	14.5	29.2
Purchases of businesses, net of cash acquired	1.4	—	(18.6)	(24.4)
Other	(0.2)	—	(0.3)	(1.2)
Net cash (used) provided by investing activities	$(27.7)	$1.3	$(99.0)	$(79.1)
Financing activities:
Proceeds from issuance of long-term debt	(226.0)	2,243.8	41.7	4,477.8
Payments on long-term debt and capital lease obligations	(3.8)	(2,318.1)	(561.9)	(4,585.7)
Short-term financing, net	2.8	(3.3)	0.5	(22.2)
Financing fees paid	(1.1)	(3.3)	(1.1)	(7.7)
Taxes paid related to net share settlements of share-based compensation awards	(0.4)	(0.5)	(4.1)	(8.5)
Stock option exercises	0.2	4.4	5.9	36.5
Contingent consideration payments	(0.4)	(0.5)	(0.4)	(3.7)
Other	0.5	0.6	1.1	1.1
Net cash used by financing activities	$(228.2)	$(76.9)	$(518.3)	$(112.4)
Effect of exchange rate changes on cash and cash equivalents	$(0.9)	$1.9	$(18.0)	$39.5
Net increase (decrease) in cash and cash equivalents	$35.7	$173.1	$(345.4)	$130.6
Cash and cash equivalents at beginning of period	85.9	293.9	467.0	336.4
Cash and cash equivalents at end of period	$121.6	$467.0	$121.6	$467.0

Schedule A

Univar Inc.
Full Year 2018 Segment Detail

	(Unaudited)
	Year ended December 31,
(in millions)	2018	2017	$ change	% change	% change excl. currency

External Net Sales
USA	$4,961.0	$4,657.1	$303.9	6.5%	6.5%
Canada	1,302.3	1,371.5	(69.2)	(5.0)%	(5.2)%
EMEA	1,975.7	1,821.2	154.5	8.5%	5.4%
Rest of World	393.5	403.9	(10.4)	(2.6)%	2.7%
Total Consolidated Net Sales	$8,632.5	$8,253.7	$378.8	4.6%	4.1%

Gross Profit
USA	$1,128.3	$1,072.2	$56.1	5.2%	5.2%
Canada	231.5	237.6	(6.1)	(2.6)%	(2.7)%
EMEA	454.1	414.0	40.1	9.7%	6.3%
Rest of World	86.2	81.7	4.5	5.5%	13.0%
Total Consolidated Gross Profit (1)	$1,900.1	$1,805.5	$94.6	5.2%	4.8%

Adjusted EBITDA
USA	$376.4	$350.0	$26.4	7.5%	7.5%
Canada	104.7	114.1	(9.4)	(8.2)%	(8.4)%
EMEA	151.2	129.2	22.0	17.0%	13.9%
Rest of World	33.3	28.7	4.6	16.0%	25.1%
Other (2)	(25.2)	(28.2)	3.0	10.6%	10.6%
Total Consolidated Adjusted EBITDA	$640.4	$593.8	$46.6	7.8%	7.6%

(1)	Gross profit is calculated by deducting cost of goods sold (exclusive of depreciation), from net sales.

(2)	Other represents unallocated corporate costs that do not directly benefit segments.

Schedule B
Univar Inc.
Quarter Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended December 31, 2018
Net sales:
External customers	$1,161.5	$264.5	$452.8	$92.4	$—	$1,971.2
Inter-segment	25.0	2.1	0.5	—	(27.6)	—
Total net sales	$1,186.5	$266.6	$453.3	$92.4	$(27.6)	$1,971.2
Cost of goods sold (exclusive of depreciation)	918.3	215.1	349.3	71.8	(27.6)	1,526.9
Outbound freight and handling	52.9	10.0	15.0	1.9	—	79.8
Warehousing, selling and administrative	126.7	20.1	58.2	11.4	4.1	220.5
Adjusted EBITDA	$88.6	$21.4	$30.8	$7.3	$(4.1)	$144.0
Other operating expenses, net						36.5
Depreciation						31.4
Amortization						13.6
Interest expense, net						33.3
Loss on extinguishment of debt						0.1
Other expense, net						35.7
Income tax benefit						(7.8)
Net income						$1.2
Total assets	$3,114.8	$1,519.9	$973.0	$212.5	$(547.8)	$5,272.4

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended December 31, 2018
Gross profit:
Net sales	$1,186.5	$266.6	$453.3	$92.4	$(27.6)	$1,971.2
Cost of goods sold (exclusive of depreciation)	918.3	215.1	349.3	71.8	(27.6)	1,526.9
Gross profit	$268.2	$51.5	$104.0	$20.6	$—	$444.3

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended December 31, 2017
Net sales:
External customers	$1,130.1	$271.9	$460.9	$96.3	$—	$1,959.2
Inter-segment	29.8	2.5	0.9	0.2	(33.4)	—
Total net sales	$1,159.9	$274.4	$461.8	$96.5	$(33.4)	$1,959.2
Cost of goods sold (exclusive of depreciation)	899.7	216.3	357.2	74.5	(33.4)	1,514.3
Outbound freight and handling	48.4	9.8	14.7	1.4	—	74.3
Warehousing, selling and administrative	125.3	20.5	59.5	12.8	6.4	224.5
Adjusted EBITDA	$86.5	$27.8	$30.4	$7.8	$(6.4)	$146.1
Other operating expenses, net						(0.4)
Depreciation						32.5
Amortization						15.4
Interest expense, net						38.0
Loss on extinguishment of debt						3.0
Other income, net						(3.0)
Income tax expense						33.6
Net income						$27.0
Total assets	$3,526.8	$2,091.3	$935.1	$237.5	$(1,058.0)	$5,732.7

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
	Three Months Ended December 31, 2017
Gross profit:
Net sales	$1,159.9	$274.4	$461.8	$96.5	$(33.4)	$1,959.2
Cost of goods sold (exclusive of depreciation)	899.7	216.3	357.2	74.5	(33.4)	1,514.3
Gross profit	$260.2	$58.1	$104.6	$22.0	$—	$444.9

Schedule C
Univar Inc.
Other operating expenses (income), net
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2018	2017	2018	2017
Stock-based compensation expense	$3.0	$3.7	$20.7	$19.7
Business transformation costs	—	(0.2)	—	23.4
Restructuring charges	1.4	1.1	4.8	5.5
Other employee termination costs	6.9	2.2	16.4	8.1
Loss (gain) on sale of property, plant and equipment and other assets	2.9	(11.3)	2.0	(11.3)
Acquisition and integration related expenses	15.1	1.1	22.0	3.1
Other	7.2	3.0	7.6	6.9
Total other operating expenses (income), net	$36.5	$(0.4)	$73.5	$55.4

Schedule D
Univar Inc.
Other (expense) income, net
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2018	2017	2018	2017
Pension mark to market loss	$(34.2)	$(3.8)	$(34.2)	$(3.8)
Pension curtailment and settlement gains	—	9.7	—	9.7
Non-operating retirement benefits	0.8	2.4	11.0	9.9
Foreign currency transactions	1.3	(0.3)	(6.7)	(4.6)
Foreign currency denominated loans revaluation	(0.2)	(2.7)	(0.8)	(17.9)
Undesignated foreign currency derivative instruments	(2.5)	(1.3)	1.1	0.3
Undesignated interest rate swap contracts	—	0.8	—	(2.2)
Debt refinancing costs	—	(1.1)	—	(5.3)
Other	(0.9)	(0.7)	(3.1)	(3.5)
Total other (expense) income, net	$(35.7)	$3.0	$(32.7)	$(17.4)

Schedule E
Univar Inc.
GAAP Net Income to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended December 31,				Year ended December 31,
	2018		2017		2018		2017
(in millions, except per share data)	Amount (2)	per share (1)	Amount (2)	per share (1)	Amount (2)	per share (1)	Amount (2)	per share (1)
Net income (3)	$1.2	$0.01	$27.0	$0.19	$172.3	$1.21	$119.8	$0.85
Pension mark to market loss (2)(4)	34.2	0.24	3.8	0.03	34.2	0.24	3.8	0.03
Pension curtailment and settlement gains (2)(4)	—	—	(9.7)	(0.07)	—	—	(9.7)	(0.07)
Other non-recurring pension items	2.5	0.02	—	—	2.5	0.02	—	—
Exchange (gain) loss (2)(4)	(1.1)	(0.01)	3.0	0.02	7.5	0.05	22.5	0.16
Derivative loss (gain) (2)(4)	2.5	0.02	0.5	—	(1.1)	(0.01)	1.9	0.01
Transformation costs (2)(4)	—	—	(0.2)	—	—	—	23.4	0.17
Loss (gain) on sale of property, plant and equipment and other assets (2)(4)	2.9	0.01	(11.3)	(0.08)	2.0	0.01	(11.3)	(0.08)
Restructuring charges (2)(4)	1.4	0.01	1.1	0.01	4.8	0.03	5.5	0.04
Other employee termination costs (2)(4)	6.9	0.05	2.2	0.02	16.4	0.12	8.1	0.06
Debt refinancing costs (2)(4)	—	—	1.1	0.01	—	—	5.3	0.04
Loss on extinguishment of debt	0.1	—	3.0	0.02	0.1	—	3.8	0.03
Acquisition and integration related costs (2)(4)	15.1	0.10	1.1	0.01	22.0	0.15	3.1	0.02
Other (2)(4)	8.1	0.07	3.7	0.02	10.7	0.09	10.4	0.07
(Benefit from) provision for income taxes related to reconciling items (5)	(18.1)	(0.13)	0.2	—	(25.6)	(0.18)	(12.1)	(0.10)
US tax legislation (2)(5)	—	—	36.6	0.26	—	—	36.6	0.26
Other non-recurring tax items (2)(5)	(8.2)	(0.06)	(14.0)	(0.10)	(15.6)	(0.11)	(14.0)	(0.10)
Adjusted net income	$47.5	$0.33	$48.1	$0.34	$230.2	$1.62	$197.1	$1.39
Stock-based compensation	3.0		3.7		20.7		19.7
Non-operating retirement benefits	(3.3)		(2.4)		(13.5)		(9.9)
Interest expense, net	33.3		38.0		132.4		148.0
Depreciation	31.4		32.5		125.2		135.0
Amortization	13.6		15.4		54.3		65.4
All remaining provision for income taxes (5)	18.5		10.8		91.1		38.5
Adjusted EBITDA	$144.0		$146.1		$640.4		$593.8

Weighted average common shares outstanding:
Basic	141.4		140.7		141.2		140.2
Diluted (7)	142.2		141.8		142.2		141.4

(1)	Calculation based on dilutive share count.

(2)	The quarter-to-date period is calculated so the sum of quarterly amounts equals the year-to-date period. Immaterial differences may exist due to rounding.

(3)	As a result of changes in the number of shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

(4)	Reconciling items represent items disclosed in Schedule C and Schedule D included in this document, excluding stock-based compensation and non-operating retirement benefits.

(5)
Total benefit from income taxes reconciles to the amount reported in the Consolidated Statement of Operations for each respective period. Tax on reconciling items is calculated using the effective tax rate adjusted for significant non-recurring tax items.

(6)
Includes the non-operating retirement benefit items currently disclosed in Schedule C. These items were previously reported in warehouse, selling and administrative (operating expenses) that have moved to other (expense) income, net as part of the adoption of the FASB retirement benefits accounting pronouncement.

(7)
Diluted earnings per share is calculated using net income or adjusted net income available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.